Exhibit 21

                                  Subsidiaries

NAME OF SUBSIDIARY                      STATE OF INCORPORATION OR ORGANIZATION
------------------                      --------------------------------------


Intervest National Bank                 National Banking Association

Intervest Mortgage Corporation          New York

Intervest Statutory Trust I             Connecticut Business Trust